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ZAPATA REPURCHASES  7% OF                            FOR IMMEDIATE RELEASE
ITS OUTSTANDING COMMON SHARES                        APRIL 13, 1995

NEWS                     [LOGO OF ZAPATA APPEARS HERE]
                                    ZAPATA
                                  CORPORATION

                               CORPORATE AFFAIRS
                     P.O. BOX 4240 - HOUSTON, TEXAS 77210
                                 713/940-6240

HOUSTON--Zapata Corporation announced today that it has repurchased 2.25 million shares of Zapata's common stock from Norex America, Inc. $4.00 per share. The shares being repurchased by Zapata represent 7% of the Company's outstanding common stock. Concurrent with this transaction Mr. Kristian Siem, Chairman and Chief Executive Officer of Norex America, Inc., is resigning from Zapata's Board of Directors. Following the repurchase of the shares, Zapata will have 29.5 million shares outstanding.


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CONTACTS:
Mark Frank, Planning Manager                  Richard Stern, Stern & Co.
(713) 940-6175   FAX (713) 940-6111           (212) 777-7722  FAX (212) 777-9025